Exhibit 99.1

Nasdaq Accelerates Its Transformation as a Leading Technology Provider to the Global Financial System with the Acquisition of Adenza from Thoma Bravo

Acquisition of premium software and technology company expands Nasdaq’s liquidity and integrity platforms with leading risk management, regulatory, and capital markets software and technology solutions

Delivers high-growth, high-margin, recurring revenue, increasing Nasdaq’s Solutions Businesses’ medium-term organic revenue growth outlook by 100 basis points to 8-11%

Brings a loyal and growing client base with 98% gross and 115% net revenue retention and increases Nasdaq’s Solutions Businesses to 77% of total revenue, from 71% today

Adds a $10 billion serviceable addressable market (SAM), growing 8% per year, increasing Nasdaq’s SAM by approximately 40% to $34 billion

NEW YORK, June 12, 2023 – Nasdaq, Inc. (Nasdaq: NDAQ), a technology company serving the global financial system, today announced it has entered into a definitive agreement to acquire Adenza, a provider of mission-critical risk management and regulatory software to the financial services industry, from Thoma Bravo, a leading software investment firm, for $10.5 billion in cash and shares of common stock. The acquisition accelerates Nasdaq’s strategic vision to become the trusted fabric of the world’s financial system. Upon the closing of the transaction, Holden Spaht, a Managing Partner at Thoma Bravo, is expected to be appointed to Nasdaq’s Board of Directors, which will be expanded to twelve members.

Adenza is a fast-growing software company created through the combination of two highly respected and well-recognized global brands – Calypso and AxiomSL. Calypso serves capital markets participants with end-to-end treasury, risk, and collateral management workflows, and AxiomSL supports financial institutions with leading regulatory and compliance software.

The addition of Adenza to Nasdaq’s trusted brand and platform of mission-critical solutions complements Nasdaq’s Marketplace Technology and Anti-Financial Crime solutions and significantly enhances Nasdaq’s offerings across an even broader spectrum of regulatory technology, compliance, and risk management solutions. With Adenza, Nasdaq will also be able to provide comprehensive support to financial institutions, establishing a multi-asset class, full trade lifecycle platform with unmatched regulatory technology solutions.

Adenza brings an attractive financial profile, with approximately $590 million of 2023E revenue, organic revenue growth1 of approximately 15%, annual recurring revenue growth of 18%, and an adjusted EBITDA margin1 of 58%. The company has a loyal and growing client base, with 98% gross retention, 115% net retention, and a durable mix of approximately 80% recurring revenue. The addition of Adenza is projected to enhance Nasdaq’s already strong financial profile by growing Solutions Businesses revenue2 from 71% of total revenue today to 77% in 2023E, increasing adjusted EBITDA margin to 57%3, and adding approximately $300 million of annual unlevered pre-tax cash flow1.

“This is an exceptional opportunity to acquire a leading software company that enhances Nasdaq’s position at the heart of the global financial system,” said Adena Friedman, Chair and Chief Executive Officer, Nasdaq. “The acquisition of Adenza brings together two world-class franchises steeped in market infrastructure, regulatory, and risk management expertise at a time when financial institutions are navigating some of the most complex market dynamics in history. From fast-evolving global regulations to rapidly increasing pressures to modernize infrastructure, our clients are seeking trusted partners equipped to support them in this challenging environment. Nasdaq aspires to be that partner every day, and with Adenza we can offer an even broader range of mission-critical solutions that enhance the liquidity, transparency, and integrity of the world’s financial system.”

“The addition of Adenza accelerates our ambition to modernize and advance the world’s economies,” said Tal Cohen, President of Market Platforms, Nasdaq. “It also introduces a fast-growing $10 billion serviceable addressable market to Nasdaq. Since the implementation of Dodd-Frank in 2010, banks have increased their compliance costs by more than $50 billion per year4. With Adenza, we will have a more complete suite of essential software and technology solutions that make managing risks and complying with regulations simpler and more efficient for our clients. With complementary capabilities and geographic footprints, we can see a clear path to deepening our client relationships globally with leading end-to-end platforms across risk, trading, and regulatory reporting.”

“When we combined AxiomSL and Calypso almost two years ago under Didier Bouillard’s leadership, we had a vision to create a truly unique software franchise that could help financial institutions across the globe manage their most complex trading, risk, and regulatory reporting requirements,” said Holden Spaht, a Managing Partner at Thoma Bravo. “This acquisition is a clear validation of that strategy, and as part of Nasdaq, Adenza will be in a stronger position to build on its impressive momentum and serve an even larger global client base. Nasdaq has a long and impressive history of developing innovative solutions that have revolutionized the global capital markets, making them the perfect partner for this next phase of Adenza’s journey. We are excited to become a strategic shareholder in Nasdaq and bring our deep software and technology experience to help drive further innovation and digital transformation across the global financial system.”

“This transaction is an endorsement of the entire Adenza team and what we have built with Thoma Bravo, from our market-leading products to the immense value we have delivered for our customers,” said Didier Bouillard, Chief Executive Officer at Adenza. “Together with Nasdaq, we will be in an even stronger position to take advantage of the growing market opportunities and to provide customers with expanded solutions to solve their most complex problems.”

Compelling Strategic Rationale and Attractive Long-Term Value Creation

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Excellent Strategic Fit: The acquisition of Adenza is an exciting opportunity to align two great cultures with complementary technologies and client reach to create a world-class technology solutions provider for the financial industry. Both Nasdaq and Adenza drive success with similar client-centric, results-oriented, and innovative cultures. Nasdaq’s trusted brand and leading artificial intelligence and cloud capabilities, combined with Adenza’s modular solutions and streamlined go-to-market operating model, significantly enhances the value proposition to clients with an even broader, more scalable suite of software and technology solutions.

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Highly Complementary Platforms: The transaction enables Nasdaq to serve an expanded client base with holistic, multi-asset-class, and cloud-enabled risk and regulatory management solutions. With a shared global footprint, Adenza brings additional relationships across the European banking system to Nasdaq’s strong presence in North America and the Asia Pacific region, positioning the business to meet worldwide demand for outsourced risk management and regulatory solutions. Nasdaq and Adenza also bring together complementary capabilities in asset classes to address the full spectrum of clients’ needs from over-the-counter fixed income to listed equities.

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Strong Growth Opportunities with Secular Tailwinds: Adenza’s focus is uniquely centered around key risk and regulatory trends affecting financial institutions, from continuously evolving regulation and reporting complexity to ongoing digitization of markets and migration to the cloud. Adenza serves a $10 billion SAM[5] growing 8% per year, increasing Nasdaq’s SAM by approximately 40% to $34 billion.

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Contributes to Nasdaq’s Strong Profile and Outlook: The acquisition is expected to grow Nasdaq’s ARR[1] as a percentage of 2023 pro forma total revenue to 60% from 56% in 2022 and increase Nasdaq’s Solutions Businesses as a percentage of 2023 pro forma total revenue to 77%, from 71% today. It also increases Nasdaq’s Solutions Businesses medium-term organic revenue growth outlook[6] from 7-10% to 8-11%. The transaction also improves Nasdaq’s adjusted EBITDA margins from 55%[7] to 57% on a 2023 pro forma basis. The acquisition is expected to enhance Nasdaq’s growth, margins, and revenue quality and deliver non-GAAP diluted EPS accretion by the end of year two.

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Compelling Synergies: The addition of Adenza provides significant value creation potential over the medium and long term. Nasdaq expects to achieve $80 million in run-rate net expense synergies by the end of year two through functional alignment, product rationalization, location optimization, and consolidation of vendors and real estate. The transaction is also expected to unlock additional value through cross-sell opportunities, with anticipated run-rate revenue synergies of $50 million in the medium term and $100 million over the long term.

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Alignment with Nasdaq’s M&A Criteria: Adenza meets Nasdaq’s acquisition criteria across all dimensions, delivering tight strategic fit and cultural alignment, enhancing performance and valuation potential, and meeting clear and consistent financial requirements. Nasdaq’s enterprise-wide return on invested capital will return to greater than 10% by year five.

Financing, Balance Sheet Impact, and Approvals

Nasdaq is acquiring Adenza for $10.5 billion, comprised of $5.75 billion in cash and 85.6 million shares of Nasdaq common stock, based on the volume-weighted average price per share over 15 consecutive trading days prior to signing. Nasdaq has obtained fully committed bridge financing for the cash portion of the consideration and plans to issue approximately $5.9 billion of debt between signing and closing and use the proceeds to replace the bridge commitment.

At the closing of the transaction, Nasdaq will issue the shares to the owners of Adenza, which is a company controlled by Thoma Bravo, representing approximately 14.9% of the outstanding shares of Nasdaq.

Following the transaction, Nasdaq expects leverage1 of approximately 4.7x and investment grade ratings of BBB/Baa2 Stable. Nasdaq is committed to reducing leverage to 4.0x in 18 months and to approximately 3.3x in 36 months.

Nasdaq intends to pursue its existing capital deployment plan, including steadily increasing its dividend per share and dividend payout ratio1 to achieve 35-38% within three to four years. The company intends to repurchase shares over time to partially offset dilution from the transaction in addition to continuing to offset employee share-based compensation.

The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close within six to nine months.

Advisors

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are serving as financial advisors to Nasdaq, with Goldman Sachs & Co. LLC serving as lead advisor. Bridge financing for the transaction has been provided by Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A. Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Nasdaq. Qatalyst Partners LP is serving as lead financial advisor to Thoma Bravo and Adenza, along with Barclays, Citi, Evercore, HSBC Securities (USA) Inc., Jefferies LLC, and Piper Sandler. Kirkland & Ellis LLP is serving as legal advisor to Thoma Bravo and Adenza.

Conference Call / Webcast

On Monday, June 12, 2023 at 8:00 a.m. ET, Nasdaq will host a webcast presentation to discuss the transaction. Links to the webcast and accompanying documents will be available at the company’s Investor Relations website, http://ir.nasdaq.com/investor-relations.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a leading global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions, and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

About Adenza

Adenza provides customers with end-to-end, trading, treasury, risk management and regulatory compliance platforms which can be delivered on-premise or on-cloud. Adenza enables financial institutions to consolidate and streamline their operations with front-to-back solutions integrated with data management and reporting, benefitting from a single source of truth across the business.

With headquarters in London and New York, Adenza has more than 60,000 users across the world’s largest financial institutions spanning global and regional banks, broker dealers, insurers, asset managers, pension funds, hedge funds, central banks, stock exchanges and clearing houses, securities services providers and corporates.

About Thoma Bravo

Thoma Bravo is one of the largest software investors in the world, with more than US$127 billion in assets under management as of March 31, 2023. Through its private equity, growth equity and credit strategies, the firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging Thoma Bravo’s deep sector expertise and strategic and operational capabilities, the firm collaborates with its portfolio companies to implement operating best practices and drive growth initiatives. Over the past 20 years, the firm has acquired or invested in more than 440 companies representing over US$250 billion in enterprise value (including control and non-control investments). The firm has offices in Chicago, London, Miami, New York and San Francisco. For more information, visit Thoma Bravo’s website at thomabravo.com and Twitter @ThomaBravo.

Nasdaq Media Relations Contact:

Marleen Geerlof

+1.347.380.3520

Marleen.Geerlof@Nasdaq.com

Nasdaq Investor Relations Contact:

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

Thoma Bravo Media Relations Contacts:

Megan Frank

+1.212.731.4778

mfrank@thomabravo.com

or

FGS Global

Liz Micci / Abigail Farr

Liz.Micci@fgsglobal.com / Abigail.Farr@fgsglobal.com

+1.347.675.2883 / +1.646.957.2067

Forward-Looking Statements

This press release contains forward-looking information related to Nasdaq, Adenza and the proposed acquisition of Adenza by Nasdaq that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “enables”, “intends”, “will”, “can”, “expected”, “enhances” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this press release include, among other things, statements about the potential benefits of the proposed transaction, Nasdaq’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Nasdaq or Adenza, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of Nasdaq to consummate the proposed transaction on a timely basis or at all; Nasdaq’s ability to secure regulatory approvals on the terms expected, in a timely manner or at all; Nasdaq’s ability to successfully integrate Adenza’s operations; Nasdaq’s ability to implement its plans, forecasts and other expectations with respect to Adenza’s business after the completion of the transaction and realize expected synergies; the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the impact of Adenza’s business model on Nasdaq’s ability to forecast revenue results; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from Nasdaq’s ongoing business operations; the negative effects of the announcement or the consummation of the proposed transaction on the market price of Nasdaq’s common stock or on Nasdaq’s operating results; significant transaction costs; unknown liabilities; the risk of litigation or regulatory actions related to the proposed transaction; future levels of Nasdaq’s indebtedness, including additional indebtedness that will be incurred in connection with the proposed transaction; and the effect of the announcement or pendency of the transaction on Adenza’s business relationships, operating results, and business generally.

Further information on these and other risks and uncertainties relating to Nasdaq can be found in its reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of Nasdaq’s website at http://ir.nasdaq.com/investor-relations. The forward-looking statements included in this communication are made only as of the date hereof. Nasdaq and Adenza disclaim any obligation to update these forward-looking statements, except as required by law.

Supplemental and Non-GAAP Information

Annualized Recurring Revenue (ARR) for a given period is the annualized revenue derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For certain term-based subscription license agreements related to the Adenza business, ARR is calculated based upon annualized contract value, which deviates from U.S. GAAP revenue recognition whereby a portion of the total contract value is recognized upfront as license revenue, with the remainder allocated to the maintenance and support performance obligation and recognized ratably over the contract term. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Gross retention is calculated as ARR in the current period over ARR in the prior year period for existing customers excluding price increases and upsells and excluding new customers.

Net retention is calculated as ARR in the current period over ARR in the prior year period for existing customers including price increases and upsells and excluding new customers.

This press release includes certain forward looking non-GAAP financial measures, including organic revenue growth, adjusted EBITDA and adjusted EBITDA margin.

Organic revenue growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenues, expenses and operating income associated with acquisitions and divestitures for the twelve-month period following the date of the acquisition or divestiture. Adjusted EBITDA reflects non-GAAP net income plus interest, taxes, depreciation, and amortization.

Nasdaq and Adenza believe that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Adenza’s financial condition and results of operations. Nasdaq’s and Adenza’s managements use certain of these non-GAAP measures to compare Nasdaq’s and Adenza’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. Nasdaq and Adenza believe presentation of these measures provides investors with greater transparency and supplemental data relating to financial condition and results of operations.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces its usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating these businesses. This information should be considered as supplemental in nature and is not meant as a substitute for operating results in accordance with U.S. GAAP.

A reconciliation of non-GAAP forward looking information to their corresponding GAAP measures cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts due to a variety of factors, including the unpredictability in the movement in foreign currency rates, Nasdaq’s effective tax rate as well as future charges or reversals outside of the normal course of business.

Explanatory notes

•	References to 2023E are based on first quarter actual results and estimated results for the remaining nine months and reflecting expected fully phased in run-rate synergies.

•	References to unlevered pre-tax free cash flow equal cash flow from operations plus cash interest paid and cash taxes paid less capital expenditures.

•	References to Nasdaq leverage are equal to: Gross Debt / Non-GAAP EBITDA

•	References to pro forma amounts or results represent a full year of the combined results of Adenza and Nasdaq.

•	References to Adenza financial information were provided by Adenza.

-NDAQF-

[1]	Refer to “Supplemental and Non-GAAP Information” at the end of this press release.
[2]

Revenues from Nasdaq’s pre-acquisition Capital Access Platforms and Anti-Financial Crime segments and Marketplace Technology Business within Market Platforms segment. Adenza will be included in our Solutions Businesses post-acquisition.

[3]	2023E pro forma adjusted EBITDA margin including fully phased expense synergies.
[4]	Rice University’s Baker Institute for Public Policy, Sept. 2019.
[5]	SAM comprises vendor spend only related to services that Adenza addresses with current capabilities.
[6]	Medium term outlook excludes revenue synergies.
[7]	Represents LTM adjusted EBITDA margin.